                                                                 Exhibit 10.14

Pages or exhibits where confidential treatment has been requested are stamped "Confidential portions omitted and filed separately with the Commission." The appropriate section has been marked at the appropriate place with an "*".

                           SECOND LICENSE AGREEMENT

        This SECOND LICENSE AGREEMENT is made and entered into effective as of the 24th day of July 1979, by and between BIOMEDICAL ENGINEERING CORP., whose Post Office Address is c/o R. Gale Rhodes, Jr., Esq., President, Gateway I, Suite 2404, Newark, New Jersey 07102 (hereinafter referred to as "LICENSOR") and DePUY DIVISION OF BIO-DYNAMICS, INC., whose Post Office Address is Post Office Box 988, Warsaw, Indiana 46580 (hereinafter referred to as "LICENSEE").

                                  WITNESSETH:

        WHEREAS, LICENSOR and LICENSEE have entered into a LICENSE AGREEMENT dated April 25, 1977, and amended December 9, 1977 (hereinafter referred to as "FIRST LICENSE AGREEMENT") and desire to cancel such FIRST LICENSE AGREEMENT and have the licenses granted under such FIRST LICENSE AGREEMENT covered by the terms and conditions of this SECOND LICENSE AGREEMENT;

        WHEREAS, LICENSOR has developed and owns all right, title and interest in and to new and useful orthopaedic devices called "Floating Center Shoulder Prosthesis,"

"N.J. Knee," "Surface Replacement Shoulder," "Trunion Ankle" and "Sliding Bearing Ankle"; and a "Set of Instruments" for implanting the "N.J. Knee" (hereinafter referred to jointly as "Said Devices") and,

        WHEREAS, LICENSEE is desirous of acquiring an exclusive license to manufacture, sell and distribute Said Devices and modifications thereof.

        NOW, THEREFORE, in view of the foregoing premises and the following mutual covenants, the parties hereby agree as follows:

        1. LICENSOR hereby grants LICENSEE an exclusive license to manufacture, sell and distribute Said Devices and modifications thereof, throughout the United States and its territories and possessions and all foreign countries of the world, and to sub-license others to sell and distribute Said Devices throughout the world. LICENSOR also grants to LICENSEE an exclusive license under any and all patents owned or controlled by LICENSOR to manufacture, sell and distribute Said Devices throughout all countries of the world.

        2. LICENSEE agrees to pay LICENSOR earned royalty at the rate of * percent (*%) of the * price of each of said Floating Center Shoulder Prosthesis, Surface Replacement Shoulder, Trunion Ankle, and Sliding Bearing Ankle and modifications thereof, and * percent (*%) of the * price of each of said N.J. Knee and Set of Instruments,


* Confidential portions omitted and filed separately with the Commission.

                                      2.

and modifications thereof, made and sold by LICENSEE or by any sub-licensee of said LICENSEE. The * price shall be the * price currently in effect at the time royalties are paid to LICENSOR and shall be based on the current * price of either the LICENSEE or any sub-licensee whichever is higher. Royalty payments shall be made quarterly in accordance with paragraph 4.

        3. For said consideration, LICENSOR further agrees it will participate in advising LICENSEE of any of the following matters regarding Said
Devices:

                a. Design modifications and improvements as they may become available.

                b. Clinical evaluation studies or information as it becomes available.

                c. Improvements or modifications in surgical techniques as they become available.

                d. Other assistance, collaboration and advice within the bounds of professional ethics which would make a favorable impression on professional acceptance.

        4. LICENSEE agrees to keep true and accurate records of accounts showing a full number of all Said Devices made and sold by it and to render calendar quarterly statements to LICENSOR on the 30th day of each calendar month following a calendar quarter showing the number of Said Devices sold by

* Confidential portions omitted and filed separately with the Commission.

it during the preceding calendar quarter, and each quarterly statement shall be accompanied by a check in full payment of the royalty due for the preceding calendar quarter.

        5. It is understood and agreed that the * price of each of Said Devices shall be fixed by the LICENSEE and LICENSEE shall have full power and authority to change the same from time to time by either raising or lowering the same as it shall see fit.

        6. For the purpose of payment of royalties on Said Devices, such devices shall be considered as sold when payment for the same has been received by the LICENSEE, either from purchaser when Said Devices have been manufactured and sold by the LICENSEE or from a sub-licensee when such devices have been manufactured and sold by said sub-licensee. LICENSEE agrees to follow the normal business practice in selling to and billing purchasers, and to use due diligence in collecting all accounts receivable. LICENSEE further agrees to use due diligence in selecting and licensing the sub-licensees, and to require all sub-licensees to keep proper records of their sales of Said Devices and to permit inspection thereof by both LICENSOR and LICENSOR'S agent.

* Confidential portions omitted and filed separately with the Commission.

        7. LICENSEE agrees that it will use its * and endeavors in creating a demand for the Said Devices and to fill such demand, all as reasonable businesslike conduct requires, and will provide reasonable advertising according to the usual custom of LICENSEE.

        8. LICENSOR shall have the right to defend its patents by bringing and prosecuting such suits for infringement as may be necessary and prudent to prevent unlicensed or illegal competition, and to defend any and all actions brought against the LICENSEE for infringement or damages by reason of the LICENSEE's sale of Said Devices. In the event LICENSOR fails to act under this paragraph, LICENSEE shall have the option and the right to bring or defend such actions as it may see fit.

        9. In the event the LICENSEE fails to comply with any of the terms and conditions required of it by the terms of this Agreement, and in the further event LICENSEE fails to cure or cease said violations within thirty (30) days after receipt of a written notice so to do, then and in that event the LICENSOR shall have the right to cancel this Agreement, and in that event all rights of LICENSEE hereunder shall cease.

        If at any time in the opinion of the LICENSEE the * of Said Devices does not warrant LICENSEE's continued manufacture, sale and distribution of either of Said Devices, LICENSEE shall have the right to


* Confidential portions omitted and filed separately with the Commission.

cancel and terminate this Agreement by giving the LICENSOR written notice of intention to cancel, which notice shall fix the date of the termination at a time not less than sixty (60) days after receipt by LICENSOR of said notice.

        10. The terms of this Agreement shall be for the life of Said Devices. Otherwise, this Agreement may only be set aside or invalidated by mutual agreement of the parties hereto or otherwise as set out in paragraph 9 hereof.

        11. No warranties are made by either party to the other party hereto.

        12. It is expressly agreed and understood that the exclusive license granted to LICENSEE for the N.J. Knee and the Floating Center Shoulder Prosthesis and the Surface Replacement Shoulder is expressly conditioned upon LICENSEE paying minimum royalties to LICENSOR as follows, and in the event that such minimum royalties are not paid, that such exclusive license shall become non-exclusive and LICENSOR shall be free to license others:

                                   N.J. Knee
                                   ---------

After FDA Approval                                Minimum Royalty Per Year
------------------                                ------------------------
1st royalty year                                  $ 15,000.00
2nd royalty year                                    30,000.00
3rd royalty year                                    50,000.00
4th royalty year                                    75,000.00
5th royalty year
 and thereafter                                    100,000.00

* Confidential portions omitted and filed separately with the Commission.

                                      6.

                     Floating Center Shoulder Prosthesis &
                         Surface Replacement Shoulder
                     -------------------------------------

After FDA Approval                                   $10,000.00 per royalty year

The term "royalty year" shall mean the 12 month period beginning with the first calendar month following the month in which FDA Approval is obtained. It is further understood and agreed by the parties that FDA Approval means approval by FDA on all or any part of the N.J. Knee, or the Floating Center Shoulder Prosthesis or the Surface Replacement Shoulder, for example and by way of illustration only, upon the FDA approving the femoral condylar component and the tibial meniscal bearing component of the N.J. Knee, there has been FDA approval on that portion of the N.J. Knee and the minimum royalties on the N.J. Knee would be in effect.

     13. It is expressly agreed and understood that the exclusive license on the Set of Instruments shall remain exclusive for so long as the exclusive license granted on the N.J. Knee remains exclusive and in the event that the license granted on the N.J. Knee becomes nonexclusive, the exclusive license granted on the Set of Instruments shall become nonexclusive.

     14. It is expressly agreed and understood that no minimum royalties are required to maintain the exclusive license granted on the Trunion Ankle and the Sliding

                                      7.

Bearing Ankle exclusive, however, LICENSEE agrees to pay LICENSOR advance royalty of Ten Thousand Dollars ($10,000.00) on September 1, 1979 which shall be deductible against future earned royalties on such devices.

        15. LICENSEE agrees to pay LICENSOR advance royalty of Forty Thousand Dollars ($40,000.00) on the N.J. Knee to be deducted against future earned royalties on such device, such Forty Thousand Dollars ($40,000.00) to be payable Twenty Thousand Dollars ($20,000.00) by July 31, 1979 and Twenty Thousand Dollars ($20,000.00) by January 31, 1980.

        16. The N.J. Knee licensed under this Agreement is as shown in APPENIX I and APPENDIX I SUPPLEMENT of 2/16/77, pages 17 attached to the FIRST AGREEMENT, the Floating Center Should Prosthesis licensed under this Agreement is as shown in U.S. Patent No. 3,916,451, and the Surface Replacement Shoulder, Trunion Ankle, Sliding Bearing Ankle and Set of Instruments licensed under this Agreement are as shown in the attached APPENDICES A, pages 1-3, B, pages 1-5, and C, page 1, and D, pages 1-21, respectively.

        17. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Indiana.

        18. In the event that any provisions of this Agreement shall be held unenforceable or invalid, all other provisions


                                      8.

shall survive and be enforceable in accordance with their terms.

        19. This Agreement can only be modified or amended by another agreement in writing signed by both parties.

        20. Upon execution of this Agreement by both parties, said FIRST LICENSE AGREEMENT is hereby cancelled and terminated and LICENSOR and LICENSEE are hereby released in full from all obligations thereunder, except that LICENSEE expressly agrees to pay LICENSOR any and all earned royalties due to LICENSEE under said FIRST LICENSE AGREEMENT.

        IN WITNESS WHEREOF, the parties have hereunto set their hands and seals effective as of the day and year first above written.


WITNESS:                                BIOMEDICAL ENGINEERING CORP.
                                        Gateway I, Suite 2404
                                        Newark, New Jersey  07102


  [SIGNATURE APPEARS HERE]              By   /s/ R. Gale Rhodes, Jr.
------------------------------------      --------------------------------------
                                          R. Gale Rhodes, Jr., President


WITNESS:                                DePUY, DIVISION OF BIO-DYNAMICS, INC
                                        Post Office Box 988
                                        Warsaw, Indiana  46580


  [SIGNATURE APPEARS HERE]              By   /s/ Robert J. Williams
------------------------------------      --------------------------------------
                                          Robert J. Williams
                                          President


                                      9.

                                  APPENDIX I


                                       *


*Confidential portions omitted and filed separately with the Commission.

                             APPENDIX I SUPPLEMENT





                                       *






*Confidential portions omitted and filed separately with the Commission.